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                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                       [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[X]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           COMMUNITY BANCSHARES, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       (2)  Aggregate number of securities to which transaction applies:________

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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:____________________

       (5)  Total fee paid:_____________________________________________________

[ ]    Fee paid previously with preliminary materials.

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       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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       (4)  Date Filed:________________________________________________________


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THANK YOU

The directors and management of Community Bancshares, Inc. appreciate the resounding vote of confidence extended to us by our shareholders. They voted clearly in support of the company's performance, its services and its policy of independent, locally-operated, community-centered banks.

We know that you, our friends and neighbors, are partners in sharing a vision of expanding services and prudent growth. We believe we will succeed because of your confidence and support.

[graphic of traffic light]

WE PROMISE

To continue providing you with a wide range of financial options that are responsive to your needs and the needs of your home communities.

To always be responsible stewards of your money and your investment.

To keep looking out for new opportunities to grow your company.

Shareholders, Employees and Customers of:

Community Bancshares, Inc.

Thank You

WE COUNTED ON YOU ... YOU CAN COUNT ON US

Your friends at Community Bancshares, Inc.

Facing the future ...
Together

CERTAIN ADDITIONAL INFORMATION REQUIRED BY THE SECURITIES AND EXCHANGE
COMMISSION: Community Bancshares, Inc. (the "Company") solicited proxies for the 1999 Annual Meeting of Stockholders of the Company to vote for election of the Board of Directors' nominees to serve as directors of the Company and for approval of the Company's proposals. Such proxies were voted against proposals presented at the Annual Meeting by certain members of the so-called Stockholders for Integrity and Responsibility. The following individuals, each of whom is a member of the Board of Directors of the Company, may be deemed to be participants in the solicitation of such proxies and, as of March 1, 1999, beneficially owned the number of shares of the Company's common stock indicated:
Glynn Debter, 37,067 shares; Roy B. Jackson, 5,000 shares; Denny G. Kelly, 370,000 shares; John J. Lewis, Jr., 43,667 shares; Loy McGruder, 58,022 shares; Hodge Patterson, III, 80,077 shares; Kennon R. Patterson, Sr., 863,456 shares; Merritt M. Robbins, 184,908 shares; Robert O. Summerford, 116,867 shares; Bishop
K. Walker, Jr., 569,479 shares; and R. Wayne Washam, 39,069 shares.